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                                                               EXECUTION VERSION


                                                                    Exhibit 99.2






                           NETWORK ALLIANCE AGREEMENT

                                     BETWEEN

                      FLAG TELECOM IRELAND NETWORK LIMITED

                                       AND

                    VERIZON GLOBAL SOLUTIONS HOLDINGS II LTD.







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                           NETWORK ALLIANCE AGREEMENT

     This Network Alliance Agreement ("AGREEMENT") is entered into as of April 3, 2001, between FLAG Telecom Ireland Network Limited ("FTINL" and, together with FLAG Telecom Holdings Limited and all directly or indirectly wholly-owned subsidiaries of FLAG Telecom Holdings Limited, and any other Affiliates (as defined below) added pursuant to Section 1.2 below, "FLAG"), a company limited by shares organized under the laws of Ireland with its registered office located at 6 Fitzwilliam Square, Dublin 2, Ireland, and Verizon Global Solutions Holdings II Ltd. ("VGSL" and, together with its Affiliates, "VGS"), a company organized under the laws of Bermuda with its registered office located at 41 Cedar Avenue, Hamilton HM 12, Bermuda. Hereinafter, FTINL and VGSL may be referred to together as "PARTIES", and individually as a "PARTY".

WHEREAS:

A. VGS wishes to establish, own and operate a European backbone network (the "VGSIEN") with sufficient capacity and geographic scope to enable both VGS (and its Affiliates) and FLAG to provide end-to-end provisioning of network services to their respective customers and to market such service offerings under their separate, proprietary brands.

B. FLAG has spent considerable time in the planning of extensions to its existing network.

C. VGS and FLAG desire to create a network alliance to participate in the establishment and use of the VGSIEN (the "ALLIANCE"). The initial scope of the VGSIEN is that set out in Exhibit C and may be expanded in accordance with the terms of this Agreement.

D. As part of the Alliance, VGS desires to provide transport and related telecommunications services to FLAG to support the services that FLAG offers to their customers.

     In consideration of the premises recited above and of the mutual promises and undertakings set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:


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1. SERVICES; FORECASTS; SERVICE ORDERS

     1.1 The services which VGS will make available through the VGSIEN (the "SERVICES") are set forth in Exhibit B hereto, which is incorporated by reference and which may be amended from time to time in order to add additional Services by mutual agreement of the Parties.

     1.2 VGS shall provide Services under the terms of this Agreement to FLAG Telecom Holdings Limited and any directly or indirectly wholly owned subsidiary of FLAG Telecom Holdings Limited, as well as to such other Affiliates of FTINL as FTINL may request, and VGSL in its sole discretion shall agree to in writing. VGSL may provide the Services through one or more operating Affiliates. As used herein, an "AFFILIATE" of any company shall mean another company which controls, is controlled by, or is under common control with such company. FTINL shall be responsible for all orders placed by any member of FLAG, and shall be liable to VGSL for all amounts due hereunder with respect to any Services provided to any member of FLAG as well as for performance by all members of FLAG of all of their respective obligations hereunder. FTINL shall be bound by any action taken pursuant to or in connection with this Agreement by any member of FLAG. VGSL shall be responsible for all Services provided by any member of VGS. VGSL shall be bound by any action taken pursuant to or in connection with this Agreement by any member of VGS. The Purchase Commitments (as defined in Section 1.4) shall be determined on an aggregate basis for FLAG, and any Service provided to any member of FLAG shall be counted toward the applicable Purchase Commitment for such order, with VGSL having no responsibility to allocate such Purchase Commitment among the members of FLAG except as provided in Section 3. FLAG may purchase and use the Services only for purposes of providing bundled end-to-end services to end-users, and are strictly prohibited from reselling any Service unless bundled with other products or services provided by FLAG or other suppliers.



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     1.3  Not later than October 1 of each calendar year, FTINL shall provide
          VGSL with a good faith forecast of FLAG's projected need for Services in each of the following three calendar years, which forecast shall be in such form as shall be mutually agreed upon by FTINL and VGSL and shall indicate, for each Service, the aggregate quantity of such Service forecasted for each individual designated PoP pair on the VGSIEN (a "ROUTE") for each calendar quarter. The forecast for the balance of 2001 (the "INITIAL FORECAST") is attached to this Agreement as Exhibit A and is accepted as to 2001. FTINL shall have the right to amend Exhibit A, not later than March 30, 2001, to provide for purchase of different Services (within each category of Service) of equivalent value. If VGSL believes that the VGSIEN will be unable to provide any part of the Services (for any Route, for any period) shown on any forecast (except for the Initial Forecast), it shall so notify FTINL, and the Parties shall discuss the matter in good faith with the objective of satisfying FLAG's forecast. The forecast shall be reduced or the timing of activation of Services adjusted, as the case may be, by the amounts VGSL believes cannot reasonably be provided by the VGSIEN, or by such other amounts as may be agreed in writing by the Parties not later than 30 days after the date the forecast was provided to VGSL. Each such forecast, as so reduced or adjusted if applicable, shall be referred to herein as a "FORECAST" (which term includes the Initial Forecast).

     1.4 FLAG's initial purchase hereunder (the "INITIAL PURCHASE") shall be as set forth in Exhibit D. Upon finalization (which for purposes of this Agreement shall be deemed to have occurred 30 days after submission of a forecast by FTINL) of the Forecast in each year, FLAG shall make a further purchase hereunder (the "INCREMENTAL PURCHASE") equal to the aggregate IRU Prices (as defined in Exhibit B) for the Aggregate Purchase Commitment (as defined below) for the following calendar year. The "AGGREGATE PURCHASE COMMITMENT" shall be equal to the sum of the Purchase Commitments for each Service on each Route. The "PURCHASE COMMITMENT" for each Service



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          on each Route for any calendar year shall be equal to [*]% of the incremental quantity of Service on such Route shown on the Forecast submitted in the year preceding such calendar year.

     1.5 FLAG shall have the right to purchase additional Services on any Route in any calendar quarter, in addition to the Initial Purchase and/or Incremental Purchase for the applicable year, up to 100% of the amount of Service forecasted for such Route for such calendar quarter in the current Forecast for such year. In the event FLAG wishes to purchase such additional services, FLAG shall make such request in writing to VGSL, and VGSL shall advise FLAG of the date on which such Services will be ready for service. In the event FLAG wishes to purchase additional Services beyond such 100% level, FLAG shall make such request in writing to VGSL, and VGSL, within 30 days after such request, shall notify FLAG whether, to what extent, for what price and on what date it is willing to provide such Services. FLAG shall either accept or decline such offer within 15 days after receiving it from VGSL.

     1.6 All Services purchased hereunder shall be purchased and provided on an indefeasible right of use ("IRU") basis. For purposes of this Agreement, an "IRU" shall mean an exclusive, irrevocable and non-transferable right to use a Service for a period of fifteen (15) years from activation (or such other period of time as may be mutually agreed between the Parties) that is vested in FLAG but which will not include the right to control any Service-related facilities nor any right to salvage value upon decommissioning of any such facilities.

     1.7 Orders for Services shall be transmitted by FLAG, and processed by VGSL, in accordance with VGSL's then-current, standard order procedures and guidelines as notified to FTINL in writing (as such procedures and guidelines may be modified from time to time by VGSL upon reasonable prior written notice to FTINL). Services shown in any calendar quarter of any Forecast, to


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* Confidential treatment has been requested from the Securities and Exchange
Commission. Omitted portions.


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          the extent such Services are contained in the associated Purchase
          Commitment, shall be ready for service on the first day of such calendar quarter, except that Services shown in the second quarter of 2001 in the Initial Forecast may not be ready for service until the end of such quarter.

2. TERM OF THE AGREEMENT

     2.1 This Agreement is effective and the Parties' obligations shall commence upon the date first set forth above ("EFFECTIVE DATE"). This Agreement shall continue in effect for a period of five years from the Effective Date ("INITIAL TERM"), unless (and then only to the extent) terminated earlier in accordance with Section 5.

     2.2 Upon expiration of the Initial Term, this Agreement shall continue from year to year unless and until (i) this Agreement is terminated by one Party giving the other Party 180 days' written notice of termination, with the earliest date for such notice being 180 days prior to the expiration of the Initial Term, or (ii) this Agreement is terminated pursuant to Section 5 (and then only to the extent so terminated).

     2.3 The Parties acknowledge and agree that except with respect to a termination of this Agreement pursuant to Sections 5.2, 5.3, 5.4 or 5.5, no termination of this Agreement will terminate or otherwise affect any Services theretofore purchased on an IRU basis, meaning that FLAG shall continue to have the right to use such Services and shall continue to pay O&M Charges (as defined in Exhibit B) relating to such Services. Any Party terminating this Agreement in whole or in part pursuant to Sections 5.2, 5.3, 5.4 or 5.5 shall have the right, by notice to the other Party, to terminate any or all Services which were theretofore purchased on an IRU basis, in which case FLAG shall have no further right to use such Service and FLAG shall not be entitled to any refund of any part of the initial payment made for such IRU except as set forth in the last sentence of this Section 2.3. FLAG, however, will continue to be obligated to pay O&M Charges relating to such Services except (a) with respect to any


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          Services terminated pursuant to Section 5.5, as to which such obligation will cease as of the effective date of the termination, and
          (b) with respect to any Services actually resold by VGSL, as to which such obligation will cease as described in the next sentence. If any Service is so terminated, VGSL will use commercially reasonable efforts to resell any such Service which FLAG had purchased on an IRU basis, and if VGSL does resell such Service, such IRU will be terminated (but except as described in the next sentence, no part of the initial payment made therefor shall be refundable) and FLAG will be released from its obligation to pay O&M Charges relating to such Service from and after the effective date of the resale. If VGSL actually resells any Service on an IRU basis following a termination pursuant to Section 5.5, VGSL shall, upon receipt of payment for such resale, make a payment to FTINL (or to such other FLAG entity as may be specified by FTINL in writing) equal to (a) the payment so received, times (b) the number of years remaining in the IRU term for such Service under FLAG's IRU (i.e., 15 less the number of years elapsed since such Service was placed in service hereunder), divided by (c) the number of years in the term of the IRU in such resale; provided that such payment shall in no event be greater than the proportionate part of the IRU Price paid by FLAG for such Service applicable to the remaining term of FLAG's IRU for such Service.

     2.4 If FLAG determines that it has Service purchased on an IRU basis for a given Route which it is not using or which it will not need in the future (the "EXCESS IRU SERVICE"), and has a need for additional Service on another Route (the "NEW IRU SERVICE"), FLAG may so notify VGSL and request a termination of the Excess IRU Service in exchange for purchase of the New IRU Service. If VGSL has capacity available, or is able through commercially reasonable efforts to obtain capacity, to provide the New IRU Service, then it will permit FLAG to terminate the Excess IRU Service in exchange for purchase of the New IRU Service. The foregoing notwithstanding, VGSL shall have no obligation to permit any such exchange (x) with respect to Service on a Route


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          which was implemented at the request of FLAG and is not being used by any other customer of VGSL other than FLAG, or (y) to the extent that the Excess IRU Price (as defined below) of such Excess IRU Service, when aggregated with the Excess IRU Prices of all other Excess IRU Services theretofore exchanged, exceeds [*]% of the total price theretofore paid by FLAG for Services under this Agreement. The IRU term for the New IRU Service shall be equal to the remaining term of the Excess IRU Service. The purchase price for the New IRU Service shall be equal to the sum of (a) the amount (if any) by which the New IRU Price (as defined below) exceeds the Excess IRU Price (as defined below), plus (b) all costs and expenses incurred by VGSL to plan and implement the exchange of Services, plus a margin of [*]% on such costs and expenses, plus (c) a rearrangement fee, calculated at the rate of [*]% per annum of the Excess IRU Price, payable monthly for each month through and including the earlier of (i) the month in which VGSL resells the Excess IRU Service and (ii) the twelfth month after the effective date of the exchange. For exchanges made during the Initial Term, the total rearrangement fees paid pursuant to clause (c) above shall be limited to $[*]. The "NEW IRU PRICE", as to any New IRU Service, shall be the amount VGSL would have charged for such Service on such Route on an IRU basis at the time the Excess IRU Service was purchased (prorated to reflect the elapsed term of the Excess IRU Service). The "EXCESS IRU PRICE" shall be that portion of the initial purchase price for the IRU of which the Excess IRU Service is a part which is allocable to the Excess IRU Service, and shall be equal to the initial purchase price for such IRU prorated to reflect both the capacity of such IRU being retained by FLAG and the elapsed term of such IRU. VGSL shall make commercially reasonable efforts to resell any exchanged Excess IRU Service. If the New IRU Price is less than the Excess IRU Price, the difference shall be carried forward as a credit usable by FLAG solely toward the purchase price for any


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* Confidential treatment has been requested from the Securities and Exchange
Commission. Omitted portions.


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          subsequent exchanges for New IRU Services, provided that such credit shall automatically be amortized to zero over the remaining term of the Excess IRU.

     2.5 The obligations of the Parties to each other under this Agreement are conditional upon VGS and FLAG entering into the Resale and Purchase Agreement (Dark Fibre and Co-location Facilities) dated as of April 3, 2001, which provides for acquisition by VGS of certain dark fiber capacity and licensing by VGS of certain collocation space from FLAG to the aggregate value of at least $[*] which FLAG has acquired and licensed respectively from KPNQwest Services UK Limited.

3. BILLING AND PAYMENT; RATES AND CHARGES; TAXES AND ASSESSMENTS

     3.1 The IRU Price and O&M Charge (both as defined in Exhibit B) for the Services set forth in the Initial Forecast (and for the Initial Purchase) are set forth in Exhibit D. The IRU Prices and O&M Charges for the Services ordered pursuant to Incremental Purchases shall be determined as set forth in Exhibit B.

     3.2 VGS shall invoice ("INVOICE") such entity as shall be designated by FTINL with respect to each Service (the "BILLED ENTITY") as set forth in this Section. VGS shall Invoice the Billed Entity:

          (a) Promptly after the date of this Agreement, for the amount of the Initial Purchase;

          (b) At the beginning of each calendar quarter (or as soon as practicable thereafter), for the amount of Services called for to be provided in the next following calendar quarter under the Incremental Purchase;

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* Confidential treatment has been requested from the Securities and Exchange
Commission. Omitted portions.


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          (c)  Monthly, for (i) the IRU Price of any new Service placed in service in such month which was not included in an Incremental Purchase payment, (ii) the O&M Charge for the balance of such calendar quarter for any Service Invoiced in such month pursuant to clause (c)(i), (iii) any costs incurred during such month for any FLAG-specific development work in the BSS or network OSS Architecture, plus [*]% margin, and (iv) any other costs incurred in such month which are chargeable to FLAG in accordance with Exhibit B, plus [*]% margin; and

          (d) On the first day of each calendar quarter, for the O&M Charges for such quarter for each Service then in service or being placed in service as of the start of such quarter.

     3.3 Each Invoice shall be paid by the Billed Entity by wire transfer, made pursuant to the instructions set forth below, in immediately available U.S. funds, so that the payment is received by VGS not later than the date (the "DUE DATE") which is 30 calendar days from the date of the Invoice; provided, however, that the Due Date for payment of the amount of the Initial Purchase shall be the date on which VGS makes payment for the initial payment of at least $[*] under the definitive agreement(s) referred to in Section 2.5. Subject to Section 4, any delinquent Invoice shall bear late payment fees at the rate of 1.5% per month (or such lower rate as may be required by law) from the Due Date until paid.

          Wire Transfer Instructions (subject to change by VGSL by not less than 10 Business Days prior notice in writing) as follows (to be advised):

          BANK NAME
          ADDRESS
          CITY, STATE, ZIP AND COUNTRY


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* Confidential treatment has been requested from the Securities and Exchange
Commission. Omitted portions.


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          PHONE #
          ABA #
          FOR CREDIT TO:
          ACCOUNT #
          SPECIAL INSTRUCTIONS:

          A "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in the City of London are permitted to remain closed.

     3.4 FLAG shall be responsible for the collection and remittance of all governmental assessments, surcharges and fees pertaining to its resale of the Services. FLAG shall provide VGSL with, and maintain, valid and properly executed certificates of exemption for such assessments, surcharges and fees, as applicable. Each Party shall be responsible for own taxes on its net income arising under this Agreement. If FLAG or VGS is required by law to deduct or withhold any taxes from any amounts payable under this Agreement, such amounts shall be increased as necessary so that VGS receives an amount equal to the sum it would have received had no such deduction or withholding been made, provided that VGSL provides evidence (in a form reasonably satisfactory to FTINL) that no credit is available for any amount withheld or deducted. FLAG shall make timely payment of, the amount withheld (before penalties attach thereto or interest accrues thereon) to the applicable taxing authority. To the extent that the Services are subject to Value Added Tax, VGS and FLAG shall work together in good faith and within applicable laws such that prior to the issuance of any invoices, any invoicing arrangements are structured so as to facilitate FLAG's recovery of any Value Added Tax that VGS is required to invoice to FLAG hereunder in the most expeditious manner.

4. BILLING DISPUTES

     The Billed Entity shall have the affirmative obligation of providing written notice of any dispute regarding any Invoice within 30 days after receipt of the Invoice by the Billed Entity (which notice shall include sufficient detail for VGS to investigate the



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     dispute). The Billed Entity shall not withhold any payment except for amounts legitimately in dispute and notified to VGSL in accordance with the preceding sentence. If the Billed Entity does not provide timely notice of a dispute with respect to an Invoice, the Billed Entity is deemed to have waived its dispute rights for that Invoice and to have agreed to pay the same. Provided the Billed Entity has provided sufficient detail for investigation of the dispute, VGS will use reasonable efforts to resolve and communicate its position regarding the dispute to the Billed Entity in writing within 60 days of its receipt of the dispute notice from the Billed Entity. In the event that the Parties are unable to resolve any such dispute within 120 days of notice from the Billed Entity to VGSL, at the request of either Party the dispute shall promptly be submitted to the President, FLAG Network Services and the Group Vice President of Carrier Sales of VGS (together, the "SENIOR OFFICERS") for resolution of the dispute or determination of an appropriate procedure for resolving the dispute. If the dispute is resolved in VGS's favor any amounts to be paid by the Billed Entity shall be subject to the late payment charges under
     Section 3.3 retroactive to the Due Date of the disputed Invoice.

5. TERMINATION RIGHTS

     5.1 If any governmental authority or court having jurisdiction over VGS, any part of the VGSIEN or any of the Services issues a rule, regulation, law or order which has the effect of canceling, changing, or superseding any material term or provision of this Agreement (collectively, "REGULATORY REQUIREMENT"), then this Agreement shall be deemed modified in such a way as the Parties mutually agree is consistent with the form, intent and purpose of this Agreement and is necessary to comply with such Regulatory Requirement. Should the Parties not be able to agree on modifications necessary to comply with a Regulatory Requirement within 30 days after the Regulatory Requirement is effective, then upon written notice either Party may terminate that portion of this Agreement impacted by the Regulatory Requirement, or, if partial termination is not practicable or substantially alters the fundamental terms of this Agreement, terminate this Agreement in its entirety.


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     5.2  Either Party may terminate this Agreement upon the other Party's insolvency, dissolution or cessation of business operations.

     5.3 VGSL may terminate this Agreement upon 30 days written notice to FTINL for a Billed Entity's failure to pay any Invoice by 60 days after the Due Date therefor (except for items being disputed in accordance with Section 4), unless the Billed Entity pays such invoice in full during the 30 day period.

     5.4 In the event of a breach of any material term or condition of this Agreement by a Party (other than a failure to pay a delinquent Invoice which is covered under Section 5.3, and other than failure to meet Service Level Agreements which is covered in Section 5.5), the other Party may terminate this Agreement upon 60 days written notice, unless the breaching Party cures the breach during the 60 day period or, if such breach cannot be reasonably be cured within a 60 day period, if the breaching Party institutes good faith efforts to cure such breach during such 60 day period and such breach is cured within 180 days.

     5.5 In the event that VGSL substantially fails to meet Service Level Agreements for any Service in any three consecutive months, or in any four months in any consecutive twelve-month period, and FLAG customers representing committed revenues to FLAG of at least US$[*] for either the current and preceding calendar year combined or the current and next calendar year combined have notified FLAG in writing that they intend to terminate or non-renew their service agreements with FLAG as a result of such failures, FTINL shall have the right to terminate this Agreement upon 60 days written notice, unless VGSL meets the Service Level Agreements for such Service during such period (or, if such failure cannot be reasonably be cured within a 60 day period, if VGSL institutes good faith efforts (as approved by FTINL, which approval shall not be unreasonably withheld) to cure such failure during such 60 day period and such failure is cured within 120 days); provided that if


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* Confidential treatment has been requested from the Securities and Exchange
Commission. Omitted portions.


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          VGSL fails to meet the Service Level Agreements for such Service during any of the next three months after the end of such 60-day or 120-day period, as applicable, FTINL shall have the right to terminate this Agreement upon 30 days written notice without giving VGSL any further opportunity to cure. This termination right will not be available to FTINL to the extent that the failure of a Service to achieve the Service Level Agreements results from any event or circumstance described in Section 10 or a breach by FTINL of its obligations under this Agreement.

     5.6 In the event that FLAG or its customer is able to obtain any new or incremental Service on any Route from a third party at the designated points of interconnection with the VGSIEN at a Qualifying Price (as defined below), it may so notify VGSL (the "PRICING NOTICE"), providing documentation of the third party's offer to provide the Service and of the offered price for such Service. If VGSL within 10 days of receiving a Pricing Notice does not offer to reduce the charge for such Service on such Route to the price being offered by such third party, FTINL shall have the right to terminate its obligation hereunder to purchase additional quantities of such Service on such Route upon 30 days written notice, which notice must be given not later than 90 days after the date of the Pricing Notice. A "QUALIFYING PRICE" is an offered price which is, at the time of purchase, (a) less than the price being charged by VGSL for such Service on such Route under this Agreement and (b) not materially lower than (i) the average prevailing price (excluding such offered price) for like amounts of substantially similar capacity on such Route or (ii) if there is no such average prevailing price, the price that would be attributable to supply and demand factors in a competitive marketplace.

     5.7 Either Party may terminate this Agreement upon 30 days written notice to the other in the event that (i) Verizon Communications Inc. and its controlled affiliates shall own, in the aggregate, less than 9% of the outstanding voting shares of FLAG Telecom Holdings Limited, or (ii) a majority of the members of FLAG Telecom Holdings Limited's board of directors then in office shall


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          have been nominated, appointed or elected by any person, or group of persons acting in concert, other than Verizon Communications Inc. and its controlled affiliates, or (iii) FLAG Telecom Holdings Limited shall have sold a controlling interest in its telecom network business or any significant portion thereof to any person, or group of persons acting in concert, other than Verizon Communications Inc. and its controlled affiliates. Notwithstanding a termination pursuant to this
          Section 5.7, all then-existing performance and payment obligations of the Parties relating to purchased IRUs and the associated operations and maintenance responsibilities shall remain fully in effect.

     5.8 Upon any material breach by FTINL not cured after expiration of all applicable notice and cure periods, if any, in addition to any other rights and remedies available to it, VGSL may at its sole option do any or all of the following:

          A.   Cease accepting or processing orders for Service and suspend
               Service;

          B. Cease all electronically and manually generated information and reports;

          C. Terminate this Agreement, either in whole or with respect to any or all of the Services, without liability to FTINL;

          D. Pursue any other legal or equitable remedy or relief available to it.

6. SERVICE LEVEL AGREEMENTS

     Set forth in Exhibit B-3 are performance standards for each of the Services ("SERVICE LEVEL AGREEMENTS" or "SLAS"). Compliance by VGSL with each of the Service Level Agreements shall be monitored and reported in writing to FTINL by VGSL for each calendar month, unless a different timeframe is agreed in writing between the Parties. Except as may otherwise be specifically provided herein, VGSL shall exercise all reasonable efforts to provide such written reports to FTINL by the twentieth day of the next succeeding calendar month.


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7. ACQUISITION OF FLAG CAPACITY BY VGSIEN; EXPANSION OF THE VGSIEN

     7.1 The Parties acknowledge that FLAG may from time to time have opportunities to acquire terrestrial network capacity and/or facilities which may be complementary to the VGSIEN. The Parties agree to discuss in good faith the possibility of including any such capacity and/or facilities in the VGSIEN.

     7.2 The Parties agree that VGSL shall have the sole right to determine and to implement modifications to the VGSIEN, including without limitation, expansion of the network to interconnect additional cities and countries, in order to meet its own needs and the needs of its customers, including FLAG. FTINL agrees that if any member of FLAG wishes to acquire Service on a Route within the European Union or Switzerland where the VGSIEN does not at that time have capacity or facilities, it will give VGSL the right to offer to provide such Service, provided that VGSL shall have no obligation to make any such offer and FLAG shall have no obligation to accept any such offer. FTINL shall not, and shall procure that no other member of FLAG shall, accept any other offer to provide such Service without considering VGSL's offer therefor, unless VGSL has declined to offer to provide such Service. For purposes hereof, VGSL shall be deemed to have declined to make such offer if, after receiving a complete and final request for proposal for such Service from FLAG, it either declines in writing to make such an offer or it has failed to make such an offer within 30 days (or, in the case of a complex request for proposal, such longer period as shall be reasonable under the circumstances) after receipt of such request.

8. INDEMNIFICATION; LIMITATION OF LIABILITY

     8.1 Each Party (in each case the "INDEMNITOR") shall defend and indemnify the other Party and its directors, officers, employees, representatives and agents (together the "INDEMNITEES") from any and all claims, taxes, penalties, interest, expenses, damages, lawsuits or other liabilities (including without limitation, reasonable attorney fees and court costs) resulting from
          (i) the failure of the Indemnitor to comply with any applicable law or regulation as required by Section 13, (ii) knowing infringement or misappropriation by the Indemnitor or any of its Representatives in the performance of this Agreement of any intellectual property right necessary for the Indemnitor's performance hereunder, or (iii) the Indemnitor's breach, or failure to exercise reasonable care in the performance, of this Agreement; provided, however, that VGSL shall not be liable and shall not be obligated to indemnify FTINL, and FTINL shall defend and indemnify VGSL hereunder, for any claims by any third party, including end-users, with respect to services provided by FLAG which may incorporate any of VGSL's Services except to the extent that such claim relates to the Services provided by VGSL.

     8.2 EACH PARTY'S LIABILITY IN CONNECTION WITH THIS AGREEMENT (WHETHER BASED IN CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), MISREPRESENTATION, WARRANTY OR ANY OTHER LEGAL OR EQUITABLE GROUNDS), SHALL IN ALL CASES BE LIMITED TO DIRECT DAMAGES SUFFERED BY THE OTHER PARTY, AND THE ENTIRE AGGREGATE LIABILITY OF EACH PARTY IN CONNECTION WITH THIS AGREEMENT, OTHER THAN LIABILITY FOR FAILURE TO PAY AMOUNTS DUE AND OWING HEREUNDER FOR SERVICES, SHALL NOT EXCEED IN ANY CALENDAR YEAR AN AMOUNT EQUAL TO [*] OF THE INITIAL PURCHASE. IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY IN CONNECTION WITH THIS AGREEMENT (WHETHER BASED IN CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), MISREPRESENTATION, WARRANTY OR ANY OTHER LEGAL OR EQUITABLE GROUNDS) FOR, AND EACH PARTY HEREBY WAIVES AND RELEASES ANY CLAIMS IT MIGHT


------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

          OTHERWISE HAVE TO BE COMPENSATED BY THE OTHER IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE FOR, ANY: (A) CONSEQUENTIAL, SPECIAL, INCIDENTAL OR INDIRECT DAMAGES (SUCH AS, WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF PROFIT, LOSS OF DATA, LOSS OF USE, LOSS OF GOODWILL, LOSS OF SAVINGS, INTERRUPTION OF BUSINESS OR CLAIMS OF THIRD PARTIES), EVEN IF SUCH FIRST PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES; OR (B) PUNITIVE OR EXEMPLARY DAMAGES.

9. RELATIONSHIP OF THE PARTIES

     The Parties acknowledge and agree that the relationship between them is solely that of independent contractors, and nothing herein shall be deemed to constitute a partnership between the Parties nor the appointment of one of the Parties as agent for the other. Neither Party, nor their respective employees, agents or representatives, has any right, power or authority to act or create any obligation, express or implied, on behalf of the other Party.

10. FORCE MAJEURE

     10.1 Other than with respect to failure to make payments due hereunder, neither Party shall be liable under this Agreement for delays, failures to perform, damages, losses or destruction, or malfunction of any equipment, or any consequence thereof, caused by or due to fire, earthquake, flood, water, the elements, third party labor disputes, utility curtailments, power failures (provided that VGSL shall have provided reasonable backup in relation to industry standards), explosions, civil disturbances, governmental actions, shortages of equipment or supplies, unavailability of transportation, acts or omissions of third parties, or any other cause beyond its reasonable control; provided, however, that in the event that any such event of force majeure causes any delay or failure on the part of VGSL to deliver any Service on any Route for a continuous period of 180 days or more, FTINL may terminate this

          Agreement as to such Service on such Route or PoP by notice to VGS in writing effective immediately. VGSL shall give FTINL notice promptly after it becomes aware of the occurrence of an event of the types specified in this Section, and shall use commercially reasonable efforts to mitigate the impact of any such event.

     10.2 The Parties acknowledge that at time of this Agreement, some of the licenses, permits and consents required for the installation and operation of the VGSIEN have not been obtained. VGSL shall not be liable for any failure or delay in providing any Service which is due to failure or delay in obtaining any license, certification, authorization or similar governmental authority needed to supply such Service, provided that VGSL shall have made commercially reasonable efforts to obtain such authority. VGSL and FTINL shall, and shall procure that the other members of VGSL and FLAG, respectively, shall, cooperate in good faith to use their respective assets, and to take such steps, as may be reasonable and practicable to avoid or limit the impact of any such failure or delay.

11. DISPUTE RESOLUTION

     11.1 Except as otherwise provided in Section 4, all disputes, controversies or differences arising out of this Agreement will be submitted by the Parties to a panel composed of one principal appointed by each of the Parties. This panel will meet for three days, or for such longer period as they may agree, in order to resolve the dispute, controversy or difference. All information exchanged by the principals in resolving the dispute, controversy, or difference may be used by the Parties only for the purpose of resolving the dispute, controversy, or difference and for no other purpose except as may be agreed by the Parties in writing. If the principals resolve the dispute, the terms of the resolution will be set forth in a written settlement agreement that will be signed by the Parties. If the dispute, difference, or controversy is not resolved by the principals after three days of meetings, or for such longer period as the principals may agree, then the Parties may pursue formal arbitration as set forth below. Each Party will bear its own costs in connection with this informal dispute resolution process except as the Parties otherwise agree in writing. Nothing in the foregoing shall be deemed to limit any rights or remedies available to either Party at law or in equity.

     11.2 In the event that a dispute remains unsettled after the procedures set forth above have been exhausted, either Party notify the other in writing that the dispute is being submitted to arbitration in accordance with and subject to the Rules of Arbitration of the International Chamber of Commerce and finally settled by three arbitrators appointed in accordance with such rules, unless the Parties to the arbitration agree upon a single arbitrator under such rules. The place of arbitration shall be London, U.K. The arbitrators shall decide any such dispute strictly in accordance with the governing law specified in Section 14.6. Any decision or award of the arbitral tribunal shall be final and binding upon the Parties, and judgment on the decision or award may be entered in any court having jurisdiction thereof or having jurisdiction over either of the Parties or any of their assets, and the Parties hereby consent to the jurisdiction of any court in a proceeding to enforce such decision or award. The arbitrator(s) shall have the right to award costs, including legal fees.

12. CONFIDENTIALITY

     12.1 Each Party agrees that all information furnished to it by the other Party (or its Affiliates), or to which it has access under this Agreement, shall be deemed the confidential and proprietary information or trade secrets (collectively referred to as "PROPRIETARY INFORMATION") of the Disclosing Party and shall remain the sole and exclusive property of the Disclosing Party (the Party furnishing the Proprietary Information referred to as the "DISCLOSING PARTY" and the other Party referred to as the "RECEIVING PARTY"). Neither Party shall use the Proprietary Information of the other Party for any purpose other than the performance of its obligations under this Agreement. Each Party shall treat the

          Proprietary Information of the other Party, and the contents of this Agreement, in a confidential manner and shall not, without the written consent of the Disclosing Party, directly or indirectly disclose the same to anyone other than its employees and Affiliates, and its consultants, vendors and contractors, who need to know such information for the purposes of this Agreement and who agree to be bound by the terms of this Section 12.

     12.2 The confidentiality of obligations of this Section 12 do not apply to any portion of the Proprietary Information which is (i) or becomes public knowledge through no fault of the Receiving Party; (ii) in the lawful possession of Receiving Party prior to disclosure of the Proprietary Information to the Receiving Party by the Disclosing Party (as confirmed by the Receiving Party's records); or (iii) disclosed to the Receiving Party without restriction on disclosure by a person who has the lawful right to disclose the information. If the Receiving Party is requested or legally compelled by any court, agency, authority, department, regulatory body or other instrumentality of any government or country to disclose any of the Proprietary Information of the Disclosing Party or any of the contents of this Agreement, the Receiving Party agrees that it will provide the Disclosing Party with prompt written notice of such requests so that the Disclosing Party has the opportunity to pursue its legal and equitable remedies regarding potential disclosure, and the Receiving Party will seek confidential treatment for any such information which it is ultimately required to disclose.

     12.3 Each Party acknowledges that its breach or threatened breach of this
          Section 12 may cause the Disclosing Party irreparable harm which would not be adequately compensated by monetary damages. Accordingly, in the event of any such breach or threatened breach, the Receiving Party agrees that equitable relief, including temporary or permanent injunctions, is an available remedy in addition to any legal remedies to which the Disclosing Party may be entitled.

     12.4 Neither Party may use the name, logo, trade name, service marks, trade marks, or printed materials of the other Party, in any promotional or advertising material, statement, document, press release or broadcast without the prior written consent of the other Party, which consent may be granted or withheld at the other Party's sole discretion.

     12.5 Each Party shall ensure that each of its managers and executive employees engaged in Alliance is legally bound by confidentiality obligations in connection with his or her employment by such Party.

13. COMPLIANCE WITH LAWS

     During the term of this Agreement, the Parties shall comply with all local, state, federal and national laws and regulations applicable to this Agreement and to their respective businesses. Further, each Party shall obtain, file and maintain any tariffs, permits, certifications, authorizations, licenses or similar documentation as may be required by any governmental agency having jurisdiction over its business ("AUTHORIZATIONS"). Upon the request of a Party, which request shall be no more frequent than once every six months (unless based on a request or an order of a governmental agency having jurisdiction over either Party), the other Party will provide documentation showing that the Party has complied with applicable governmental requirements. The Parties shall conform with applicable privacy directives, laws and regulations governing their businesses.

14. MISCELLANEOUS

     14.1 PUBLICITY. (a) Neither Party will make any public announcement of the formation of the Alliance, or of the execution of this Agreement, without the prior consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided that a Party may make such announcement without such prior consent if such an announcement is required by applicable laws or regulations or the rules of any applicable stock exchange and it is impracticable to obtain such prior consent.

          (b) The Parties will use commercially reasonable efforts to ensure that any press release, announcement or other public communication, including any issued by a controlled affiliate participating in the VGSIEN, regarding FLAG's participation in the VGSIEN shall be consistent with the spirit that VGSL and FTINL have formed a network alliance with respect to the VGSIEN rather than a supplier/customer relationship. Further, VGSL will also advise Genuity, Inc. that VGSL and FTINL have formed a "network alliance" and request that, in the event that Genuity, Inc. might discuss FLAG and its participation in the VGSIEN with third parties, it do so in a manner consistent with the spirit of the network alliance.

     14.2 WAIVERS. Except as set forth in Section 4, no waiver of any term or condition of this Agreement shall be enforceable unless it is in writing and signed by the Party against whom it is sought to be charged. No failure or delay by either Party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy, unless otherwise provided herein. The waiver by either Party of any of the covenants, conditions or agreements to be performed by the other or any breach thereof shall not operate or be construed as a waiver of any subsequent breach of any such covenant, condition or agreement.

     14.3 ASSIGNMENT. Neither Party may assign or transfer its rights or obligations under this Agreement without the other Party's written consent. Any assignment or transfer without the required consent is void. The foregoing notwithstanding, either Party may assign this Agreement to an entity which is directly or indirectly wholly owned either by such Party or by a company which directly or indirectly wholly owns such Party without the other Party's consent.

     14.4 INTEGRATION; CONSISTENCY. This Agreement and all Exhibits, schedules and other attachments attached hereto (which Exhibits, schedules and other attachments are hereby incorporated by reference), represent the entire agreement between the Parties with respect to the subject matter hereof and supersede and merge all prior agreements, promises, understandings, statements, representations, warranties, indemnities and inducements to the making of this Agreement relied upon by either Party, whether written or oral. In the event of any inconsistency between the terms of this Agreement and the terms of any Exhibits, schedules and other attachments incorporated herein, the terms of such Exhibits, schedules and other attachments shall prevail.

     14.5 CONSTRUCTION. The language used in this Agreement is deemed the language chosen by the Parties to express their mutual intent. No rule of strict construction shall be applied against either Party. Article and Section headings are used in this Agreement for purposes of convenience only, and shall not be deemed a part of this Agreement nor used to interpret or construe the provisions hereof. Any reference herein to any article, section, subsection, paragraph, subparagraph, exhibit, schedule or attachment shall be deemed a reference to such portion of this Agreement unless otherwise specified.

     14.6 GOVERNING LAW. This Agreement will be construed and enforced in accordance with the law of the state of New York, without regard to that state's choice of law principles.

     14.7 NOTICES. All notices, including but not limited to, demands, requests and other communications required or permitted hereunder (not including Invoices) shall be in writing and shall be deemed given: (i) when delivered in person, (ii) 24 hours after deposit with an overnight delivery service for next day delivery, (iii) the same day when sent by facsimile transmission during normal business hours, receipt confirmed by sender's equipment, or (iv) seven Business Days after deposit in the official mail service of the sender's jurisdiction, postage prepaid, registered or certified mail, return receipt requested, and addressed to the recipient Party at the address set forth below:



          If to FTINL or FLAG:    FLAG Telecom Ireland Network Limited
                                  Office 708
                                  Premier Business Centre
                                  Dublin, Ireland

          with a copy to:         FLAG Telecom Limited
                                  9 South Street
                                  London W1K 2XA, United Kingdom
                                  Attn: General Counsel
                                  Facsimile #: +44-20-7317-0898

          If to VGSL:             Verizon Global Solutions Inc.
                                  110 Allen Road
                                  Liberty Corner, New Jersey 07938, USA
                                  Attn: Group Vice President of Carrier Sales
                                  Facsimile #: +1-908-647-3108

          with a copy to:         John C. Cuddy, Esq.
                                  1095 Avenue of the Americas, 38th Floor
                                  New York, New York 10036, USA
                                  Facsimile #: +1-212-840-1110


     14.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

     14.9 NO THIRD PARTY BENEFICIARIES. The provisions of this Agreement and the rights and obligations created hereunder are intended for the sole benefit of VGS and FLAG, and do not create any right, claim or benefit on the part of any other person not a Party to this Agreement.

    14.10 SURVIVAL. Any obligations of the Parties relating to monies owed, as well as those provisions relating to confidentiality, limitations on liability and indemnification, shall survive termination of this Agreement.

    14.11 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement does not affect the legality or enforceability of any other provision or portion. If any provision or portion of this Agreement is deemed illegal or unenforceable for any reason, there shall be deemed to be made such minimum change in such provision or portion as is necessary to make it valid and enforceable as so modified.

    14.12 CUMULATIVE RIGHTS AND REMEDIES. Except as may otherwise be provided herein, the assertion by a Party of any right or the obtaining of any remedy hereunder shall not preclude such Party from asserting or obtaining any other right or remedy, at law or in equity, hereunder.

    14.13 AMENDMENTS. Any amendments or modifications to this Agreement must be in writing and signed by a Vice President (or higher level officer) of each of the Parties.

    14.14 AUTHORITY. Each individual executing below on behalf of a Party hereby represents and warrants to the other Party that such individual is duly authorized to execute and deliver this Agreement. By its signature below, each Party acknowledges and agrees that sufficient allowance has been made for review of this Agreement by respective counsel and that each Party has been advised by its legal counsel as to its legal rights, duties and obligations under this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

FLAG TELECOM IRELAND NETWORK          VERIZON GLOBAL SOLUTIONS
LIMITED                               HOLDINGS II LTD.
By:                                   By:
   --------------------------             ------------------------------
   Name:                                  Name:
   Title:                                 Title:

                                    EXHIBIT A

                                INITIAL FORECAST


TOTAL TRAFFIC BY SERVICE 2001

                                                  --------------------------------------------------------------------
                                                                                 TOTAL
                                                  --------------------------------------------------------------------
A-END            B-END            INCLUDED OR     E1      DS3       STM1        STM-4S      STM-16S    WAVELENGTHS
                                EXCLUDED BY GSI
                                    AT FLAG
                                   DIRECTION
                                                  --------------------------------------------------------------------
Amsterdam        Brussels          Included
Amsterdam        Cairo             Excluded         2         1
Amsterdam        Dusseldorf        Included
Amsterdam        Frankfurt         Included
Amsterdam        Hamburg           Excluded
Amsterdam        Hong Kong         Excluded         1         1
Amsterdam        Los Angeles       Excluded
Amsterdam        London         Included (Paris)              3       1            1
Amsterdam        Madrid            Excluded
Amsterdam        Milan             Excluded
Amsterdam        Munich            Excluded
Amsterdam        New York       Included (Paris)    1         2       3            2                     1
Amsterdam        Paris             Included
Amsterdam        San Francisco     Excluded
Amsterdam        Seoul             Excluded         1
Amsterdam        Singapore         Excluded         1         1
Amsterdam        Tokyo             Excluded         1         2
Brussels         Cairo             Excluded
Brussels         Dusseldorf        Included
Brussels         Frankfurt         Included
Brussels         Hamburg           Excluded
Brussels         Hong Kong         Excluded         1
Brussels         Los Angeles       Excluded
Brussels         London         Included (Paris)              1       2
Brussels         Madrid            Excluded
Brussels         Milan             Excluded
Brussels         Munich            Excluded
Brussels         New York       Included (Paris)    1         3       2                                  1
Brussels         Paris             Included
Brussels         San Francisco     Excluded
Brussels         Seoul             Excluded         1
Brussels         Singapore         Excluded         1
Brussels         Tokyo             Excluded         1
Cairo            London            Excluded         8         3       2
Cairo            Madrid            Excluded
Cairo            Milan             Excluded
Cairo            Paris             Excluded         2         2       1
Cairo            Dusseldorf        Excluded
Cairo            Frankfurt         Excluded         2         1
Cairo            Hamburg           Excluded
Cairo            Munich            Excluded
Dusseldorf       Frankfurt         Included
Dusseldorf       Hamburg           Excluded
Dusseldorf       Hong Kong         Excluded
Dusseldorf       Los Angeles       Excluded

TOTAL TRAFFIC BY SERVICE 2001

                                                  --------------------------------------------------------------------
                                                                                 TOTAL
                                                  --------------------------------------------------------------------
A-END            B-END            INCLUDED OR     E1      DS3       STM1        STM-4S      STM-16S    WAVELENGTHS
                                EXCLUDED BY GSI
                                    AT FLAG
                                   DIRECTION
                                                  --------------------------------------------------------------------
Dusseldorf        London       Included (Paris)            2          1
Dusseldorf        Madrid           Excluded
Dusseldorf        Milan            Excluded
Dusseldorf        Munich           Excluded
Dusseldorf        New York     Included (Paris)   1        2          2            1
Dusseldorf        Paris            Included
Dusseldorf        San Francisco    Excluded
Dusseldorf        Seoul            Excluded       1
Dusseldorf        Singapore        Excluded       1
Dusseldorf        Tokyo            Excluded       1
Frankfurt         Hamburg          Excluded
Frankfurt         Hong Kong        Excluded
Frankfurt         Los Angeles      Excluded
Frankfurt         London       Included (Paris)   1        2          1            1
Frankfurt         Madrid           Excluded
Frankfurt         Milan            Excluded
Frankfurt         Munich           Excluded
Frankfurt         New York     Included (Paris)   1        3          6            2                     2
Frankfurt         Paris            Included
Frankfurt         San Francisco    Excluded
Frankfurt         Seoul            Excluded       1
Frankfurt         Singapore        Excluded       1
Frankfurt         Tokyo            Excluded       2        1
Hamburg           Hong Kong        Excluded
Hamburg           Los Angeles      Excluded
Hamburg           London           Excluded                2          1
Hamburg           Madrid           Excluded
Hamburg           Milan            Excluded
Hamburg           Munich           Excluded
Hamburg           New York         Excluded                1          1            1
Hamburg           Paris            Excluded
Hamburg           Hong Kong        Excluded
Hamburg           San Francisco    Excluded
Hamburg           Seoul            Excluded
Hamburg           Singapore        Excluded
Hamburg           Tokyo            Excluded
Hong Kong         London           Excluded       5        1
Hong Kong         Madrid           Excluded
Hong Kong         Milan            Excluded
Hong Kong         Munich           Excluded
Hong Kong         Paris            Excluded       3        1
London            Chicago          Excluded                            1
London            Riayadh          Excluded                6
London            Karachi          Excluded                2
London            Madrid           Excluded                2           1
London            Milan            Excluded                3           2
London            New York         Excluded       4        4          24          14            3        3
London            Paris            Excluded       1        3                       1
London            San Francisco    Excluded
London            Seoul            Excluded       2        1           1
London            Singapore        Excluded       1
London            Tokyo            Excluded       5        2           2
London            Munich           Excluded                2           1
Los Angeles       London           Excluded
Los Angeles       Madrid           Excluded
Los Angeles       Milan            Excluded
Los Angeles       Paris            Excluded
Los Angeles       Munich           Excluded
Madrid            Milan            Excluded
Madrid            New York         Excluded
Madrid            Paris            Excluded
Madrid            San Francisco    Excluded
Madrid            Seoul            Excluded
Madrid            Singapore        Excluded

                                  Exhibit A-2

TOTAL TRAFFIC BY SERVICE 2001

                                                  --------------------------------------------------------------------
                                                                                 TOTAL
                                                  --------------------------------------------------------------------
A-END            B-END            INCLUDED OR     E1      DS3       STM1        STM-4S      STM-16S    WAVELENGTHS
                                EXCLUDED BY GSI
                                    AT FLAG
                                   DIRECTION
                                                  --------------------------------------------------------------------
Madrid            Tokyo            Excluded
Madrid            Munich           Excluded
Milan             New York         Excluded       1        3          3            1                     1
Milan             Paris            Excluded
Milan             San Francisco    Excluded
Milan             Seoul            Excluded
Milan             Singapore        Excluded
Milan             Tokyo            Excluded
Milan             Munich           Excluded
Munich            New York         Excluded       1                   3
Munich            Paris            Excluded
Munich            San Francisco    Excluded
Munich            Seoul            Excluded
Munich            Singapore        Excluded
Munich            Tokyo            Excluded
New York          Paris            Excluded       2        5          9            7           1         2
Paris             San Francisco    Excluded
Paris             Seoul            Excluded       2
Paris             Singapore        Excluded       1
Paris             Tokyo            Excluded       5        2
                                                  --------------------------------------------------------------------
                  Current                        68       70         71           32           4        10


                               Included           5       18         18            7                     4
                               Excluded          63       52         53           25           4         6
                                      Total      68       70         71           32           4        10




                                  Exhibit A-3

TOTAL TRAFFIC BY SERVICE 2001

                                                  --------------------------------------------------------------------
                                                                                 TOTAL
                                                  --------------------------------------------------------------------
A-END            B-END            INCLUDED OR     E1      DS3       STM1        STM-4S      STM-16S    WAVELENGTHS
                                EXCLUDED BY GSI
                                    AT FLAG
                                   DIRECTION
                                                  --------------------------------------------------------------------

    [*]


                                  Included
                                  Excluded

                                           Total












------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.


                                  Exhibit A-4

                                   EXHIBIT B

                    SERVICE PRICING FOR INCREMENTAL PURCHASES



PRICING PRINCIPLES

Pricing for the Initial Purchase is contained in Exhibit D. VGSL's prices for Incremental Purchases shall be [*] as set forth in this Exhibit. In addition, a one-time administrative fee will be charged for [*]. Costs will be calculated [*].

IRU PRICES

The "IRU PRICE" for each Service will be [*]. Service pricing will in general include the following cost components:

         [*]

Methodology

In accordance with the above principles, the detailed methodology is as follows:

         [*]

[*]

[*]

[*]

[*]






------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

O&M CHARGES

The annual operations and maintenance charge ("O&M CHARGE") for each Service will be [*] paid for such Service, as follows:


-------------------------------------------------------------------------------
YEAR IN TERM OF IRU                      ANNUAL O&M CHARGE AS PERCENTAGE OF
                                         IRU PRICE
-------------------------------------------------------------------------------
Years 1-5                                                 [*]%

Years 5-10                                                [*]%

Years 11-15                                               [*]%
-------------------------------------------------------------------------------

Any additional costs incurred due to FLAG-requested re-arrangements, service requests, and/or FLAG requirements outside of normal industry practices will be incremental to the percentages referenced above and will be marked up [*]%.

NON-CORE ELEMENTS

Other elements ("Non-Core Elements") which each Party may choose to deploy at its own expense and which shall not be included in Core Element Costs include:

         [*]

ACCESS TO INFORMATION

VGSL will use commercially reasonable efforts to provide FLAG with comfort on the calculation of cost to FLAG. VGSL will work in good faith to determine the mechanism for providing such comfort.





------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

                                   EXHIBIT B-1

                  SERVICE SCHEDULE - MANAGED BANDWIDTH SERVICES

15. PRODUCT DEFINITION

Managed Bandwidth Service is offered on a PoP-to-PoP basis, where FLAG interconnects to the service in a PoP location. Managed Bandwidth Services are available in DS1/E1 or higher bandwidth rates. A PoP is defined as a Point of Presence within the VGSIEN.

     15.1 Bandwidth Rates

Managed Bandwidth Services PoP-to-PoP only:

o    DS1, E1
o    DS3, E3
o    OC3, OC-3c, STM1
o    OC-12, OC-12c STM4
o    OC-48, STM16
o    OC-192, STM64

The Managed Bandwidth Service is based on SONET/SDH as the underlying network technology. Synchronous Optical Network is a family of optical transmission rates and interface standards allowing internetworking of products from different vendors. Base optical rate is 51.840 Mb/s. Higher rates are direct multiples. DS1, DS3, SONET (OC-3, OC-12, OC-48, OC-3c, OC-12c, and OC-48c) SDH (STM1, STM4, STM16, STM64)

Optical Carrier level 1 (OC-1): The optical signal that results from an optical conversion of an electrical STS-1 signal (51.840 Mb/s).

o    STM1/OC-3: Optical Carrier level 3 signal operating at 155.520 Mb/s.
o    STM4/OC-12: Optical Carrier level 12 signal transmitting at 622.080 Mb/s.
o    STM16/OC-48: Optical Carrier level 48 signal transmitting at 2488.32 Mb/s.
o    STM64/OC-192 Optical Carrier level 192 signal transmitting at 9953.28 Mb/s


16. MANAGED BANDWIDTH SERVICES (POP-TO-POP) SERVICE ARRANGEMENTS

     16.1 VGSIEN Network Facilities with Redundant Capabilities

     The VGSIEN Transport Network will be managed by VGSI's SMC operations [by 07/01/01]. PoP-to-PoP bandwidth will be offered to FLAG from DS1/E1 through STM1/64,/OC-N.

     The VGSIEN PoPs are located in London, Paris, Brussels, Amsterdam, Frankfurt and Duesseldorf.

     The VGSIEN PoP locations are depicted above. Managed Bandwidth services over the VGSIEN will be available between any of these PoP locations.

     16.2 Customer Interface Specification

     FLAG will interface to the Managed Bandwidth Service with direct connections at VGSIEN PoPs. The meet-me point is an electrical or optical interface (DS1/E1, E3/DS3, STM1, STM4, STM16, STM64). The VGSIEN will utilize the Lucent BWD network element to groom STM1 segments, Digital Cross-connect Systems will be used to groom DS1/E1 segments and electrical interfaces will be made available to FLAG.

     LOCAL ACCESS PROVISIONING

     Not  included

     BANDWIDTH

     DS1, E1
     DS3, E3
     OC3, OC-3c STM1
     OC-12, OC-12c STM4
     OC-48 STM16
     OC-192 STM 64

     MANAGED BANDWIDTH PRESENTATION

     DCS cross-connect
     LGX cross-connect
     Standardized 1310 nm or 1550 nm

     BACKBONE TECHNOLOGY

     DWDM

     16.3 Reliability

o    Diversely routed unprotected paths
o    One spare channel per link
o    Bit error rate performance per G.826
o    Jitter and Wander compliant with G.813 and G.825

                                  EXHIBIT B - 2

                SERVICE SCHEDULE - WAVELENGTH BANDWIDTH SERVICES



1. PRODUCT DEFINITION

Wavelength bandwidth capacity is provided at the 2.5Gbps (OC-48c) and 10Gbps (OC-192c) based on DWDM (dense wave division multiplexing) technology with the inherent capability of providing wavelength services.

VGSIEN is a WDM Optical Ring that provides transit on the 10 Gbps bandwidth. VGSI monitors optical parameters on a PoP-to-PoP basis. Dense Wavelength Division Multiplexing (DWDM) systems are coupled with optical amplifier solutions to provide optical transport scalable to 1.6 terabits per second over a single strand of fiber or can transport optical signals up to 4000 km without electrical regeneration.

DWDM is available in all VGSIEN PoP locations depicted in the diagram below. Wavelength services may be offered between any two VGSIEN PoP locations on the network ring.


                         [GRAPHIC--ORGANIZATIONAL CHART]


The diagram above depicts the VGSIEN North European ring. All PoPs have DWDM capabilities.

As an example, if FLAG buys a wavelength from GSI between Amsterdam and London, the service is sold as a linear service, and the redundant portion would be made available at an additional cost to FLAG.


2. FEATURES

     o Concatenation: Multiple signals are linked together with reduced overhead.

     o Transparency: FLAG dictates the type of service received from the OC-192/OC-48 bandwidth. Protection Switching: Protection switching and restoration is provided by VGSL.

     o   Clear Channel: The VGSIEN is Clear Channel capable.

     o Customized Bandwidth: The OC-192/48 bandwidth may be divided into segments.

3. INTERFACE SPECIFICATIONS

          FLAG will interface to the VGSIEN Wavelength bandwidth service with direct optical connections on the LGX bay which interconnects the VGSIEN DWDM equipment in the VGSIEN PoPs. The meet-me point is an optical interface on the Light Guide Crossconnect system (OC-48, OC-192).

          LOCAL ACCESS PROVISIONING

          Not included

          BANDWIDTH

          2.5 Gbps/10 Gbps

          BANDWIDTH PRESENTATION

          Standardized G.957

          WAVELENGTH FREQUENCIES

          Standardized 1310 nm or 1550 nm

          BACKBONE TECHNOLOGY

          Dense Wave Division Multiplexing

          3.1  Reliability

          o    Diversely routed unprotected paths
          o    One spare channel per link
          o    Bit error rate performance per G.826
          o    Jitter and Wander compliant with G.813 and G.825

                                  EXHIBIT B - 3

                            SERVICE LEVEL AGREEMENTS



1. SLA MEASUREMENT

Each SLA is outlined below and will be measured each month for each Service.

2. SERVICE PROVISIONING

o VGSL will respond within [*] hours to a request for Service Feasibility for those Services included in FLAG's Initial Purchase which do not entail any special design requirements.

o VGSL will deliver Services in five business days from receipt of a Service Order. This timeframe shall apply only to Services included in a FLAG Purchase Commitment which do not entail any special design requirements and to orders in excess of the Purchase Commitment (but still within the associated Forecast) with respect to which VGSL has provided an affirmative response to FLAG's request for Service Feasibility.

The Service Feasibility and Provisioning SLAs will not apply if more than [*] of the Services included in a quarterly forecast is requested in a contiguous [*] day period. In such cases, VGSL will nevertheless use commercially reasonable efforts to meet such standards.

3.   SERVICE AVAILABILITY

     The Service Availability percentage will be calculated and measured as follows:

     Service Availability %       P   =   A  X  100
                                          ---------
                                             B

     A is the number of hours for which the circuit was available in the relevant month. This is based on VGS OSS reporting tools.

     B is the total number of hours in the month for which the availability is being calculated.

     P is the resulting Service Availability percentage.

     Service will not be deemed to be unavailable, for the purposes of the calculation above, if the unavailability arises from or is otherwise caused by:

     o FLAG requesting VGSL to test a particular circuit although no fault has been detected or reported by VGS;

------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

     o A Service being physically modified or altered in any way at FLAG's request in accordance with this Agreement (i.e., not record changes) unless VGS has not performed the re-arrangement properly;

     o Any suspension of the Service in accordance with the terms of this Agreement;

     o    Any failure or fault arising pursuant to a Force Majeure event;

     o FLAG failing to operate the Service in accordance with the terms of this Agreement.

The period of unavailability of any Managed Bandwidth Service including Wavelength Services (an "Outage") will be measured from the time the unavailability is reported to the VGS Service Management Center by FLAG in accordance with this Agreement

4. PLANNED WORK NOTIFICATION

If Service affecting, VGSL will notify FTINL of planned work [*] before the work commences

If not Service-affecting, VGSL will endeavor to notify FTINL of planned work [*] before the work commences

5. MEAN TIME TO REPAIR (SERVICE RESTORATION TIME)

Mean Time to Repair (MTR) will be not more than [*] hours for E1s/DS1s, E3s/DS3s, OC1s, OC3s, OC12s,OC48s, OC-192. SDH: STM-1, STM-4, STM-16, and STM-64.

VGS's Customer Care Center is available 24 hours a day, 7 days a week.

6. CIRCUIT PERFORMANCE

Circuit performance is measured using two parameters: Availability and Error-Free Seconds.

AVAILABILITY is a measure of the relative amount of time during which the circuit is available for use. Unavailability begins when the Bit Error Ratio
(BER) in each second is worse than 1.0 E-3 for a period of 10 consecutive seconds in conformance with ITU Standard G.826.

ERROR-FREE SECONDS (EFS) and ERRORED SECONDS (ES) are the primary measure of error performance. An Error-Free Second is defined as any second in which no bit errors are received. An Errored Second is any second in which one or more bit errors are received.




------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

GENERAL PERFORMANCE OBJECTIVES:

Network Availability for "on net" (PoP-to-PoP) Wavelength and Managed Bandwidth Services:

     o    [*]% for Linear Network

     o    [*]% for SONET/SDH Ring Network (when available)



AUTO-RESTORAL TIME (SONET/SDH BASED SERVICES) (DETERMINED BY SWITCHING PROTOCOL)

          [*]

LATENCY

         [*]

Scheduled maintenance is excluded from the performance objectives stated above.

SERVICE OUTAGES / TESTING AND CONFIRMATION PROCEDURES

A Service shall be deemed to be in an "Outage" condition if, following the Service's In Service Date, while VGS is actually using or attempting to use such circuit, the circuit loses continuity and becomes unavailable as defined above or the MTR exceeds [*].

Service Outages do not include:

     (a) Outage periods when FLAG has released the Service to VGS for maintenance purposes or to make rearrangements or FLAG requested changes in the Service;

     (b) Non-Service affecting failures of VGS applications, equipment or facilities;

     (c) Acts or omissions of FLAG or any user of the Service authorized by FLAG; or

     (d) Outages resulting from Force Majeure.



*  *  *

Service Availability and Circuit Performance for all circuits between PoPs will be determined on a rolling [*]. The Parties will work together to keep this determination period in pace with changing market standards.



------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

7. CONTACTS

In order to provide a standard communication and escalation channel, VGS will provide contact and escalation names and numbers, which correspond to the FLAG contacts, for each of the key functions identified below. FLAG and VGS will jointly create a single point of contact for Service Provisioning and a separate single point of contact for Fault Management.

----------------------------------------------------------------------------------------------------------------------
REQUIREMENT                              FLAG GROUP RESPONSIBLE                 VGS GROUP RESPONSIBLE
----------------------------------------------------------------------------------------------------------------------
Service Feasibility and Quotation        Customer Provisioning Centre (CPC)     Customer Support Center (CSC)

Service Ordering                         CPC                                    CSC

Service Provisioning and Activation      CPC                                    CSC

Service Hand-over                        CPC                                    CSC

Service Operations/Fault Mgmt            Network Operations Centre (NOC)        Service Management Center (SMC)

Planned Work                             Customer Care                          Carrier Relations

Escalation                               Carrier Relations                      Carrier Relations
----------------------------------------------------------------------------------------------------------------------


FLAG GROUP CONTACT INFORMATION:
----------------------------------------------------------------------------------------------------------------------
GROUP                           CONTACT                      PHONE                        E-MAIL
----------------------------------------------------------------------------------------------------------------------
CPC                             Mike Quinn

NOC                             Jason Tutty

Customer Care                   Customer Rep

Carrier Relations               Director-Carrier Relations
----------------------------------------------------------------------------------------------------------------------

VGS GROUP CONTACT INFORMATION:
----------------------------------------------------------------------------------------------------------------------
GROUP                           CONTACT                      PHONE                        E-MAIL
----------------------------------------------------------------------------------------------------------------------
CSC                             Steve Brandt                 908-607-7240

NOC                             Phyllis Fasone               908-607-7060

Customer Care                   Customer Rep

Carrier Relations               Glenda Hoppe                 908-607-7212
----------------------------------------------------------------------------------------------------------------------

8. CREDITS

Credits will be applied for failure to meet commitments detailed in the SLAs as set forth in the tables below. Credits for failures to meet SLA commitments will be capped at $[*] over any [*] period. All cost and credit amounts in the tables below are in US$.


----------------------------------------------------------------------------------------------------------------------------
PROVISIONING CREDIT CALCULATION
----------------------------------------------------------------------------------------------------------------------------
                                                                       DAYS BEYOND ISD
----------------------------------------------------------------------------------------------------------------------------
         SERVICE          MONTHLY SERVICE     ANNUAL SERVICE    UP TO [*]   BETWEEN [*]       BETWEEN [*]     OVER [*]
                          COST                COST              DAYS        DAYS              DAYS            DAYS
----------------------------------------------------------------------------------------------------------------------------
                                                                [*]%        [*]%              [*]%            [*]%
----------------------------------------------------------------------------------------------------------------------------
                                                                                    CREDIT
----------------------------------------------------------------------------------------------------------------------------
E1                            [*]                 [*]               [*]         [*]               [*]             [*]

DS3                           [*]                 [*]               [*]         [*]               [*]             [*]

STM-1                         [*]                 [*]               [*]         [*]               [*]             [*]

STM-4                         [*]                 [*]               [*]         [*]               [*]             [*]

Wavelength                    [*]                 [*]               [*]         [*]               [*]             [*]
----------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
CIRCUIT PERFORMANCE CALCULATION              NETWORK AVAILABILITY
-------------------------------------------------------------------------------------------------------------------------------
           MONTHLY       ANNUAL                                                                            NOT TO
           SERVICE       SERVICE             [*]% OR       [*]% -    [*]% -     [*]% -     LESS THAN       EXCEED
           COST          COST                GREATER       [*]%      [*]%       [*]%       [*]%            (PER ANNUM)
-------------------------------------------------------------------------------------------------------------------------------
                                                                   CREDIT
-------------------------------------------------------------------------------------------------------------------------------
                                             [*]%          [*]%      [*]%       [*]%       [*]%
-------------------------------------------------------------------------------------------------------------------------------
E1             [*]           [*]                 [*]           [*]       [*]        [*]        [*]            [*]

DS3            [*]           [*]                 [*]           [*]       [*]        [*]        [*]            [*]

STM-1          [*]           [*]                 [*]           [*]       [*]        [*]        [*]            [*]

STM-4          [*]           [*]                 [*]           [*]       [*]        [*]        [*]            [*]

Wavelength     [*]           [*]                 [*]           [*]       [*]        [*]        [*]            [*]
-------------------------------------------------------------------------------------------------------------------------------



------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

-----------------------------------------------------------------------------------------------------
MEAN TIME REPAIR CREDIT CALCULATION

(Pertains only to service unavailability of [*] or more)
-----------------------------------------------------------------------------------------------------
                            MONTHLY SERVICE    ANNUAL SERVICE   [*]% OF ANNUAL     MAXIMUM CREDIT
                                 COST               COST            AMOUNT
-----------------------------------------------------------------------------------------------------
E1                                   [*]               [*]             [*]                  [*]

DS3                                  [*]               [*]             [*]                  [*]

STM-1                                [*]               [*]             [*]                  [*]

STM-4                                [*]               [*]             [*]                  [*]

Wavelength                           [*]               [*]             [*]                  [*]
-----------------------------------------------------------------------------------------------------


------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

                                    EXHIBIT C

                 NETWORK DESCRIPTION; ROLES AND RESPONSIBILITIES



                     [GRAPHIC--NORTH EUROPEAN NETWORK CHART]


VGSL and FTINL agree that through the Alliance, VGSL will provide and manage all network elements and facilities used by the Alliance on the PoP to PoP VGSIEN network. External to the VGSIEN, FLAG will provide and manage the elements and systems directly related to FLAG's IP layer and space for FLAG customer equipment.

VGSL supplied elements:

     o    Fiber

     o Physical location space (not including any co-location space for co-locating FLAG's customers' equipment)

     o    WDM and SDH equipment

     o    DCN and OSS related to the above

FLAG supplied elements

     o    FLAG routers (Juniper)

     o    Edge routers

     o    All associated FLAG IP OSS systems

     o    Co-location space for FLAG's customers' equipment


NETWORK DEMARCATION


                            VGS - FLAG Interconnect
                                     Point


                            [ORGANIZATIONAL GRAPHIC]


     o A demarcation point will be supplied in each co-location point from which point the following relationship will govern FLAG's IP layer equipment resident within that location.

     o VGSL will work with FLAG to determine the feasibility and requirements of providing "test points" at the very edge of the VGSIEN network at some point in the future. FLAG will have access to these "test points" through the test systems reporting facilities managed by VGSL. In the interim, VGSL will perform manual tests to meet FLAG requirements on a VGSIEN PoP to PoP basis.

VGSL RESPONSIBILITIES

     o Provide EFI, operations and maintenance on all VGSIEN network elements and facilities. This does not include FLAG's IP layer equipment, network systems, and any other FLAG systems.

     o Design of the network, this converts the Service requirements into VGSL's network planning and implementation. This includes, without limitation, the choice of supplier and suppliers equipment.


                                  Exhibit C-2

     o Procure all equipment and fiber including ancillary equipment such as power plants, air conditioning, clock distribution circuits.

     o    Manage the installation of all the equipment through the supplier(s).

     o    Negotiate with the landlords for all required equipment and NOC space.

     o Manage the non-FLAG IP supplier's developmental activities for any interfaces between surveillance systems procured under this agreement with existing FLAG provided systems.

     o    Authorization of payment of relevant suppliers.

     o Provision all VGSIEN network elements between the FLAG IP layer demarcation points established at each POP.

     o Provide a basic level of maintenance for FLAG's IP layer equipment as may be mutually agreed between the Parties. This will include:

          o    Card replacement

          o    Basic wiring

     o    Surveillance of all VGSIEN equipment, except the FLAG IP equipment.

     o    Assignment of all transport Services.

     o Implementation of all FLAG requested Services in a timely manner as specified in the Service Level Agreements.

     o Maintenance of all equipment and building space. (One exception would be the FLAG IP equipment which VGSL would maintain as described above.)

     o    Negotiate with suppliers for maintenance support.

     o Manage the performance of all relevant suppliers (equipment, fiber, landlords)

     o Preparation of a monthly review of performance and presenting according to FLAG's reasonable requirements the same to FTINL for its review.

     o VGSL will provide agreed to network views to FLAG via remote terminal-based surveillance devices.


FLAG RESPONSIBILITIES

     o    FLAG will EFI FLAG's IP layer equipment and associated DCN equipment.

     o FLAG will provide advanced maintenance and administration of FLAG's IP layer equipment and associated DCN including:


                                  Exhibit C-3

          o    Troubleshooting

          o    Local and remote configuration

          o    Hardware and software upgrades and augmentation etc.

     o Manage the IP supplier's developmental activities for any interfaces between surveillance systems procured under this Agreement.

     o FLAG will perform the surveillance and control function on the Juniper routers.



JOINT VGSL-FLAG RESPONSIBILITIES

     o In order to ensure the realization of a targeted, timely network implementation, VGSL and FLAG commit to do ongoing, detailed discussions of network topology and capacity requirements.

     o VGSL and FLAG will jointly establish escalation contacts, procedures and time intervals. The target model is to provide a single point of contact that can perform both logging and low level troubleshooting. VGSL and FLAG will also establish bureau to bureau, NOC to NOC and cross-departmental relationships to handle troubles of differing complexity in an expedient and efficient manner.

     o Provisioned and Ordered records will be held by both organizations and updated simultaneously as circuits are provided and ceased.

     o Periodic exercises to compare and correct any variations that exist between the two sets of records will be carried out. Development of mutually agreed automated interfaces between relevant OSS systems to maintain these records within a year of executing this Agreement.

     o VGSL and FLAG will co-operate on achieving a means of aligning or cross-referencing order references, circuit identification designations etc. to enable unambiguous identification of these entities.

SYSTEMS AND OPERATIONS INTERACTIONS


     o VGSL will provide fault, capacity and performance monitoring services throughout the VGSIEN network for all elements except FLAG's IP layer elements and their associated DCN.

     o VGSL will provide FLAG with a mutually agreed upon "read-only" view of the following parameters associated with FLAG's bandwidth on the
          VGSIEN:

          o    Fault alarms

          o    Pertinent performance indicators


                                  Exhibit C-4

     o FLAG will provide pertinent status information regarding FLAG's IP layer network elements to VGSL to aid in fault isolation and testing.

     o Mutually agreed interfaces will be developed within a year of executing this Agreement to allow for the automated transfer of trouble tickets and service orders generated by the FLAG systems into the VGS systems.

     o VGSL will provide Service order confirmations for FLAG's use in order to build and maintain a database of orders active circuit information.

     o The following general principles will apply with respect to the BSS and OSS systems used by VGS and FLAG:

          o OSS shall provide maximum amount of flow through for service orders and changes

          o    OSS shall recognize various operational alarms

          o    OSS shall provide customer care work flow and status

          o    OSS shall provide information for customer SLA reports

          o All information is confidential and cannot be used for competitive purposes

     o Mutually agreed interfaces to FLAG's Workflow Management and Inventory systems will be developed in parallel, with mutually agreed automation of interfaces being achieved within a year of executing this Agreement.

     o Reporting requirements from systems to enable the generation of update information, performance reporting and SLA management to be specified.

     o Ongoing discussions will be conducted to keep both parties informed of the timing of various evolutionary milestones in each company's systems development/implementation.

     o The Network Alliance agreement covers VGSIEN PoP-to-PoP services and therefore any performance measurements and SLAs would only apply to that section of an end-to-end circuit. However, both parties agree that they will work together in support of the commitments that had been made to FLAG's end customers.

     o By the VGSIEN Ready for Service date, the following processes will be established between FLAG and VGSL:

          o    Order flow

          o    End to end testing process and responsibilities

          o    Customer acceptance

          o VGSL and FLAG will establish bureau to bureau, NOC to NOC and cross-departmental relationships to handle the various troubles that will need to be addressed


                                  Exhibit C-5

                                    EXHIBIT D

                     PRICING FOR INITIAL PURCHASE COMMITMENT


The purchase price for the Initial Forecast is US$[*] on a [*] year IRU Basis plus annual O&M Charges as noted below. Accordingly, the purchase price for the Initial Purchase is US$[*] (plus annual O&M Charges).

OPERATIONS AND MAINTENANCE ON EUROPEAN NORTHERN RING INITIAL PURCHASE


                                        --------------------------------------------------------------------------
     YEAR IN TERM OF IRU                ANNUAL O&M CHARGE                     ANNUAL O&M CHARGE AS PERCENTAGE OF
                                                                              IRU PRICE
                                        --------------------------------------------------------------------------
Years 1-5                               $[*]                                  [*]%

Years 5-10                              $[*]                                  [*]%

Years 11-15                             $[*]                                  [*]%
                                        -------------------------------------------------------------------------


Any additional costs incurred due to [*] will be incremental to the percentages referred above and will be marked up [*]%.

         The VGSIEN includes the following components:

         [*].






------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.